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As filed with the Securities and Exchange Commission on April 21, 2008

Registration No. [                        ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EAST WEST BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	95-4703316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

135 North Los Robles Ave.
7th Floor
Pasadena, CA 91101
(626) 768-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Douglas Krause, Esq.
Executive Vice President, General Counsel and Corporate Secretary
East West Bancorp, Inc.
135 North Los Robles Ave.
7th Floor
Pasadena, CA 91101
(626) 768-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gordon M. Bava, Esq.
Manatt Phelps & Phillips LLP
11355 W. Olympic Boulevard
Los Angeles, CA 90064
(310) 312-4000
Fax: (310) 312-4224

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $0.001

Preferred Stock, par value $0.001

(1)
This Registration Statement covers an indeterminate number of shares of common and preferred stock as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this Registration Statement.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

PROSPECTUS

Common Stock
Preferred Stock

135 North Los Robles Ave.
7th Floor
Pasadena, CA 91101
(626) 768-6000

        We, East West Bancorp, Inc., may offer from time to time our common stock and preferred stock in amounts, at prices, and on other terms to be determined at the time of the offering. We may also issue common stock upon conversion or exchange of any of the securities listed. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol "EWBC".

        These securities are our unsecured obligations and are not savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

        Investing in shares of the common stock or preferred stock involves risks. See "Risk Factors" in any prospectus supplement relating to an offering of those shares.

This prospectus is dated April 21, 2008.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

        We may offer the following securities from time to time:

  •
  common stock; and

  •
  preferred stock.

        We may also issue common stock upon conversion or exchange of any of the securities listed above.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

        The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933 as amended (the "Securities Act").

        When we refer to "we", "our" and "us" in this prospectus, we mean East West Bancorp, Inc. and our consolidated subsidiaries, unless the context indicates that we are referring only to the parent company, East West Bancorp, Inc.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov and on the investor relations page of our website at http://www.eastwestbank.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement related to this prospectus until we sell all the securities offered by this prospectus or, if later, the date on which any of our affiliates cease offering and selling these securities in market-making transactions pursuant to this prospectus:

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  Annual Report on Form 10-K for the year ended December 31, 2007; and

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  the current report on Form 8-K, dated April 16, 2008, filed with respect to Item 5.02 only; and

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  the description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on October 2, 1998, including any subsequently filed amendments and reports updating such description.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:

Irene Oh
Investor Relations
135 North Los Robles Ave., 7th Floor
Pasadena, CA 91101
(626) 768-6000

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward-looking statements (within the meaning of the safe harbor provisions of the Private Securities Reform Act of 1995) about us. These statements include descriptions of products or services, our plans or objectives for future operations, including pending acquisitions, and forecasts of revenues, earnings, cash flows, or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

        By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those included in our Annual Reports on Form 10-K, and other factors described in our periodic reports filed from time to time with the SEC.

        We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made. We assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

EAST WEST BANCORP, INC.

        We are a bank and financial holding company organized under Delaware law in 1998 and headquartered in Pasadena, California. Through our subsidiaries, including our bank subsidiary, East West Bank, organized in 1972, we provide a wide range of personal and commercial banking services to small and medium-sized businesses, business executives, professionals and other individuals, business and consumer insurance services, and other financial products and services. Our banking offices are located in the following counties: Los Angeles, Orange, San Bernardino, San Francisco, San Mateo, Santa Clara and Alameda. Additionally, the Bank has one branch in Houston, Texas. The Bank also has a branch in Hong Kong and representative offices in Beijing and in Shanghai.

        As a California state-chartered bank, we are subject to the supervision of the Department of Financial Institutions.

        We are a separate and distinct legal entity from our bank and other subsidiaries. Our principal source of funds to make payments on our securities is dividends from East West Bank. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. The notes to our consolidated financial statements contained in our annual and quarterly filings with the SEC, which are incorporated by reference into this prospectus, describe the legal and contractual restrictions on the ability of our subsidiaries to make payment to us of dividends, loans, or advances.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities will be added to our general funds and will be available for general corporate purposes, including, among other things:

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  the repayment of existing indebtedness;

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  investments in, or extensions of credit to, our existing or future subsidiaries; and

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  the financing of possible acquisitions.

        Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

        Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the five years ended December 31, 2007 are indicated below.

	Year Ended December 31,
	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges:
Excluding interest on deposits	3.05	3.45	5.26	8.39	14.70
Including interest on deposits	1.71	1.79	2.28	3.23	3.46

        The ratio of earnings to fixed charges is calculated as follows:

(income before income taxes) + (fixed charges) (fixed charges)

        Fixed charges consist of:

  •
  the consolidated interest expense of East West Bancorp, including or excluding the interest expense of deposits as indicated, and

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  one-third of East West Bancorp's rental expense, net of rental income from subleases, which we estimate is representative of the interest portion of the rental payments.

        Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in any of the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges presented above.

DESCRIPTION OF COMMON STOCK

        The following briefly summarizes some of the provisions in our Certificate of Incorporation, bylaws, and Delaware law regarding our common stock that we may offer from time to time. This information is qualified in all respects by reference to the provisions of our Certificate of Incorporation, bylaws and Delaware law and you are encouraged to read the more detailed provisions of these documents and laws for provisions that may be important to you. You can obtain copies of our Certificate of Incorporation and bylaws by following the directions under the heading "Where You Can Find More Information".

Authorized Stock

        We are authorized to issue 200,000,000 shares of common stock, $0.001 par value, of which 63,356,085 were outstanding on April 17, 2008.

        These authorized shares may be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

Classified Board; Vacancies; Removal

        Our Certificate of Incorporation provides that the Board of Directors is divided into three classes of approximately equal size. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. Thus, it would take two annual elections to replace a majority of our Board. Our Certificate of Incorporation provides that the size of the Board of Directors may be increased or decreased only if two-thirds of the directors then in office concur in such action. Our Certificate of Incorporation also provides that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, shall be filled by a vote of two-thirds of the directors then in office and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires. The classified Board is intended to provide for continuity of the Board of Directors and may have the effect of making it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without consent of the incumbent Board of Directors of the Company. We are currently proposing to eliminate our classified board of directors at our 2009 annual meeting of stockholders. Finally, our Certificate of Incorporation and the bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

        Our Certificate of Incorporation provides that a member of our Board of Directors may be removed for cause by the affirmative vote of at least a majority of the outstanding shares of our capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. In addition, a member of our Board of Directors may be removed without cause by the affirmative vote of at least two-thirds of the outstanding shares of our capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

Rights; Amendments

        Each share of our Common Stock has the same rights, privileges and preferences as every other share and will share equally with every other share of our Common Stock in the Company's net assets upon liquidation of dissolution. Our Common Stock has no preemptive, conversion or redemption rights or sinking fund provisions and all of the issued and outstanding shares of our Common Stock, when issued, were fully paid and nonassessable. In addition, the rights, preferences and privileges of holders of our Common Stock are subject to the rights of the holders of any Preferred Stock that are or may be issued.

        Our Certificate of Incorporation provides that amendments to our Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that under certain circumstances, an affirmative vote of at least two-thirds of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of our Certificate of Incorporation, including the provisions relating to approval of certain business combinations, the number and classification of directors, director and officer indemnification by the Company, limitation of liability and amendment of the Company's bylaws and Certificate of Incorporation.

Business Combinations

        Our Certificate of Incorporation also requires the approval of the holders of (i) at least two-thirds of the Company's outstanding shares of voting stock and (ii) a majority of the Company's outstanding shares of voting stock other than shares held by an "Interested Stockholder" (as defined therein) and its affiliates or associates to approve certain "Business Combinations" (as defined therein) involving a "Interested Stockholder" (as defined therein), except in cases where the proposed transaction has been approved in advance by two-thirds of those members of our Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the person became an Interested Stockholder.

        The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined therein), beneficially owns in the aggregate ten percent (10%) or more of the outstanding shares of voting stock of the Company, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity. This provision of our Certificate of Incorporation applies to any "Business Combination," which is defined to include: (i) any merger or consolidation of the Company or any of its subsidiaries with or into any Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or in a series of related transactions) to any Interested Stockholder of assets of the Company or any subsidiary having a fair market value of $1 million or more; (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interest Stockholder or any Associate or Affiliate thereof; and (iv) any reclassification of securities (including any reverse stock split) or recapitalization, or any merger or consolidation of the Company with any of its subsidiaries or any similar transaction, which has the effect of increasing the percentage of the outstanding shares of the Company which are directly or indirectly owned by an Interested Stockholder or any Associate or Affiliate thereof.

        Under Delaware law, absent this provision, business combinations, including mergers, consolidations, and sales of substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of a majority of the outstanding shares of common stock of the Company and any other affected class of stock. The Increased Stockholder vote required to approve a business combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and place the power to prevent such a merger or combination in the hands of a minority of stockholders.

        As a Delaware corporation we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware, which prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (a) prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

Dividends

        Stockholders are entitled to dividends when, as and if declared by our Board of Directors out of funds legally available therefor (and after satisfaction of the prior rights of holders of outstanding preferred stock, if any) subject to certain restrictions on payment of dividends imposed by the Delaware General Corporation Law and state and federal banking laws.

        Because East West Bank is a state-chartered bank, its ability to pay dividends or make distributions to its stockholders is subject to restrictions set forth in the California Financial Code. The California Financial Code restricts the amount available for cash dividends by state-chartered banks to the lesser of retained earnings or the bank's net income for its last three fiscal years (less any distributions to stockholders made during such period). In the event a bank has no retained earnings or net income for its last three fiscal years, cash dividends may be paid in an amount not exceeding the net income for such bank's last preceding fiscal year only after obtaining the prior approval of the Commissioner. The Commissioner may order the bank to refrain from making a proposed distribution if the making of the distribution by the bank would be unsafe or unsound.

        The Company's ability to pay cash dividends is limited by the provisions of Delaware law, which permits the payment of dividends from surplus or, if no surplus exists, from net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. However, if the Company were determined to be a quasi-California corporation as defined pursuant to Section 2115 of the California General Corporation Law ("CGCL"), different and more restrictive limitations on the payment of dividends would apply.

        Pursuant to Section 2115 of the CGCL under certain circumstances, certain provisions of the CGCL may be applied to foreign corporations qualified to do business in California notwithstanding the law of the jurisdiction where the corporation is incorporated. Such a corporation is referred to as a "quasi-California" corporation. Section 2115 is applicable to foreign corporations which have more than half of their stockholders of record residing in California and more than half of their business deriving from California. Our sole business is to manage our investment in our subsidiaries, including East West Bank, which has substantially all of its property, employees, and operations in California. Section 2115 provides for an exemption, among other circumstances, for any foreign corporation with outstanding securities listed on the Nasdaq Global Select Market. Our common stock is currently listed on the Nasdaq Global Select Market and as a result Section 2115 does not currently apply to us.

        If we were determined to be a quasi-California corporation, and were no longer eligible for an exemption from Section 2115, we would have to comply with California law with respect to, among other things, distributions to stockholders. Under the CGCL, a corporation is prohibited from paying dividends unless (i) the retained earnings of the corporation immediately prior to the distribution exceeds the amount of the distribution; (ii) the assets of the corporation exceed 1 1/4 times its liabilities; or (iii) the current assets of the corporation exceed its current liabilities, but if the average pre-tax net earnings of the corporation before interest expense for the two years preceding the distribution was less than the average interest expense of the corporation for those years, the current assets of the corporation must exceed 1 1/4 times its current liabilities.

California and Federal Banking Law

        The following discussion is a summary of certain provisions of California and federal law and regulations and Delaware corporate law, as well as our Certificate of Incorporation and bylaws, relating to stock ownership and transfers, the Board of Directors, and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Certificate of Incorporation and bylaws of the Company.

        Federal law prohibits a person or group of persons "acting in concert" from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank or bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, would, under the circumstances set forth in the presumption, constitute the acquisition of control. In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHC Act before acquiring 25% (5% in the case of an acquiror that is, or is deemed to be, a bank holding company) or more of any class of voting stock, or such lesser number of shares as may constitute control.

        Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the Commissioner has approved such acquisition of control. A person would be deemed to have acquired control of the Company if such person, directly or indirectly, has the power (i) to vote 25% or more of the voting power of the Company or (ii) to direct or cause the direction of the management and policies of the Company. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of the common stock would be presumed to control the Company.

DESCRIPTION OF PREFERRED STOCK

        The following briefly summarizes some of the provisions in our articles of incorporation, bylaws and Delaware law regarding our preferred stock that we may offer from time to time. The specific terms of a series of preferred stock that we may offer will be described in a prospectus supplement relating to that series of preferred stock. The following description and any description of our preferred stock in a prospectus supplement may not be complete and is qualified in all respects by reference to the provisions of our articles of incorporation, bylaws, Delaware law and the certificate of designations relating to the particular series of our preferred stock. We will file such certificate of designations with the SEC at or prior to the time of sale of that series of preferred stock. You are encouraged to read the more detailed provisions of these documents and laws for provisions that may be important to you. You can obtain copies of our charter and bylaws by following the directions under the heading "Where You Can Find More Information".

  General

        Under our charter, we have authorized 5,000,000 shares of preferred stock, $0.001 par value per share. There are no shares of preferred stock outstanding.

        Our Board of Directors, without stockholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of our common stockholders or other outstanding series of preferred stock. Pursuant to our bylaws, our Board of Directors may grant to a special committee the authority to authorize and determine the above terms of any series of preferred stock issued.

        Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below, unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

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  the designation of that series, the number of shares offered and the stated value thereof if different from the par value thereof;

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  the amount of the liquidation preference, if any, per share or the method of calculating that amount;

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  the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

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  the dividend rate, if any, or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate, if applicable;

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  any redemption provisions;

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  any conversion or exchange rights and provisions;

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  any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

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  any securities exchange listing;

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  the relative ranking and preferences of that series as to dividend rights and rights upon our liquidation, dissolution or winding up; and

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  any other terms of that series.

        Shares of our preferred stock, when issued against full payment of their purchase price, will be validly issued, fully paid and non-assessable.

  Dividends

        Holders of each series of preferred stock will be entitled to receive, when, as, and if our board declares, cash dividends payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both. Dividends may be cumulative or noncumulative and may be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement.

  Conversion and Exchange

        The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

  Redemption

        The terms on which any series of preferred stock may be redeemed will be described in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, shall be retired and restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

  Liquidation

        In the event of our voluntary or involuntary liquidation, dissolution, or winding up, preferred stockholders of any particular series will be entitled, subject to creditors' rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common stockholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

  Voting Rights

        The voting rights of preferred stock of any series will be described in the applicable prospectus supplement.

        Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a "class of voting securities", and a holder of 25% of more of that series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over us) may then be subject to regulation as a bank holding company. In addition, in that event:

  •
  any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

  •
  any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

  Other Rights

        The shares of a series of preferred stock may have the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption, or other rights as may be described in the applicable prospectus supplement, our charter, or as otherwise required by law.

  Title

        We, the transfer agent and the registrar for a series of preferred stock, and any of our or their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purposes.

  Transfer Agent and Registrar

        Unless the applicable prospectus supplement specifies otherwise, the transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be BNY Mellon Shareowner Services.

PLAN OF DISTRIBUTION

        We may sell these securities offered under this prospectus through agents, through underwriters or dealers, or directly to one or more purchasers.

        Underwriters, dealers and agents that participate in the distribution of these securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of these securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which these securities may be listed.

        The distribution of these securities may occur from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

        This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

        We may have agreements with the underwriters, dealers and agents, including our affiliates, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.

        When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California, and Douglas Krause, Esq., our General Counsel. Mr. Krause holds shares of our common stock and options to purchase our common stock. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of East West Bancorp, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
NASD filing fee	**
Trustee Fees and Expenses	**
Blue Sky Fees and Expenses	**
Printing Fees	**
Rating Agency Fees	**
Miscellaneous	**
TOTAL	**

    *
    To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act, except for the registration fees applied in accordance with Rule 457(p) under the Securities Act.

    **
    These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        East West Bancorp is incorporated under the Delaware General Corporation Law (DGCL). Section 102 of the DGCL, allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial determination that such person is fairly and reasonably entitled to indemnity to the corporation and to its creditors in the event of its dissolution or insolvency at any time within 6 years after paying such unlawful dividend if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

* * *

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable to the corporation and to its creditors for such actions in the event of the corporation's dissolution or insolvency at any time within 6 years after paying such unlawful dividend, stock purchase or redemption. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        East West Bancorp, Inc.'s Certificate of Incorporation provides that it shall indemnify to the maximum extent permitted by law its directors and executive officers. East West Bancorp, Inc. may pay in advance any expenses (including attorney's fees) which may become subject to indemnification if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that the person is not entitled to indemnification. The indemnification and advance payment shall continue as to a person who has ceased to be a director or executive officer and shall inure to the person's heirs, executors and administrators. East West Bancorp, Inc. may purchase and maintain insurance on behalf of any person who is or was a director or executive officer, against any liability asserted against the person and incurred by the person in any such position, or arising out of the person's status as such.

        East West Bancorp, Inc.'s bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or she is or was a director or executive officer of East West Bancorp, Inc., shall be indemnified and held harmless by East West Bancorp, Inc. to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorney's fees) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to executors and administrators. If a claim is not paid in full by East West Bancorp, Inc., within thirty days after a written claim has been received, the claimant may at any time thereafter bring suit against East West Bancorp, Inc. to recover the unpaid amount of the claim.

ITEM 16.    EXHIBITS

Exhibit	Description
1.1**	Form of Underwriting Agreement.
4.1*	Certificate of Incorporation of the Registrant—Incorporated by reference from Registrant's Registration Statement on Form S-4 filed with the Commission on November 13, 1998 (File No. 333-63605).
4.2*
Certificate of Amendment to Certificate of Incorporation of the Registrant—Incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Commission on March 28, 2003 (File No. 000-24939).
4.3	Certificate of Amendment to Certificate of Incorporation of the Registrant.
4.4*	Bylaws of the Registrant—Incorporated by reference from Registrant's Registration Statement on Form S-4 filed with the Commission on November 13, 1998 (File No. 333-63605).
4.5**	Certificate of Designation of Preferred Stock.
4.6**	Form of Preferred Stock Certificate.
5.1	Opinion of General Counsel of the Registrant.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page).

*
Previously filed.

**
To be filed by amendment or as an exhibit to a document incorporated by reference herein.

ITEM 17.    UNDERTAKINGS

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, East West Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California on the 21st day of April 2008.

EAST WEST BANCORP, INC.
/s/ DOUGLAS P. KRAUSE
Name:	Douglas P. Krause
Title:	Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of East West Bancorp, Inc. whose signature appears below hereby appoints Thomas J. Tolda and Douglas Krause, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable East West Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

By:	/s/ DOMINIC NG		By:	/s/ THOMAS J. TOLDA
	Name:	Dominic Ng		Name:	Thomas J. Tolda
	Title:	Chairman of the Board, President, Chairman, and Chief Executive Officer, (Principal Executive Officer)		Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
	Date:	April 21, 2008		Date:	April 21, 2008
/s/ PEGGY T. CHERNG			/s/ RUDOLPH I. ESTRADA
Name:	Peggy T. Cherng		Name:	Rudolph I. Estrada
Title:	Director		Title:	Director
Date:	April 21, 2008		Date:	April 21, 2008
/s/ JULIA GOUW			/s/ ANDREW S. KANE
Name:	Julia Gouw		Name:	Andrew S. Kane
Title:	Executive Vice President, Chief Risk Officer, and Director		Title:	Director
Date:	April 21, 2008		Date:	April 21, 2008

/s/ JOHN LEE		/s/ HERMAN Y. LI
Name:	John Lee	Name:	Herman Y. Li
Title:	Director	Title:	Director
Date:	April 21, 2008	Date:	April 21, 2008
/s/ JACK C. LIU		/s/ KEITH W. RENKEN
Name:	Jack C. Liu	Name:	Keith W. Renken
Title:	Director	Title:	Director
Date:	April 21, 2008	Date:	April 21, 2008

EXHIBIT INDEX

Exhibit	Description
1.1**	Form of Underwriting Agreement.
4.1*	Certificate of Incorporation of the Registrant—Incorporated by reference from Registrant's Registration Statement on Form S-4 filed with the Commission on November 13, 1998 (File No. 333-63605).
4.2*
Certificate of Amendment to Certificate of Incorporation of the Registrant—Incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Commission on March 28, 2003 (File No. 000-24939).
4.3	Certificate of Amendment to Certificate of Incorporation of the Registrant.
4.4*	Bylaws of the Registrant—Incorporated by reference from Registrant's Registration Statement on Form S-4 filed with the Commission on November 13, 1998 (File No. 333-63605).
4.5**	Certificate of Designation of Preferred Stock.
4.6**	Form of Preferred Stock Certificate.
5.1	Opinion of General Counsel of the Registrant.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page).

*
Previously filed.

**
To be filed by amendment or as an exhibit to a document incorporated by reference herein.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
EAST WEST BANCORP, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX